Exhibit 23.2


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                                 October 2, 1997







Board of Directors
HBancorporation, Inc.
619 12th Street
Lawrenceville, Illinois 62439

Gentlemen:

     We hereby consent to the inclusion of our opinion as Exhibit 5 of this Registration Statement on Form S-8. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,


                                             /s/ Silver, Freedman & Taff, L.L.P.
                                             -----------------------------------
                                             SILVER, FREEDMAN & TAFF, L.L.P.